Exhibit 99.1

BluePhoenix Solutions to Announce Second Quarter 2014 Results on Thursday, August 14, 2014

July 25, 2014

Seattle, WA:  BluePhoenix Solutions Ltd. (NASDAQ: BPHX) announced today that it will report its 2014 second quarter financial results on Thursday, August 14, 2014. The company’s management team will host a conference call to discuss the results at 4:30 p.m. EDT/1:30 p.m. PDT. The call can be accessed by dialing 1- 888-430-8691 within the United States, or via local US number 1- 719-325-2435 if calling internationally, approximately five minutes prior to its scheduled commencement.  The participant code for the call is 1768811.

A replay can be accessed through a link on the BluePhoenix website.

About BluePhoenix Solutions
BluePhoenix Solutions Ltd. (NASDAQ: BPHX) provides legacy language and database translation.  The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  BluePhoenix has six offices in the United States, United Kingdom, Italy, Romania, and Israel.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release may be deemed forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal Securities laws. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “predicts”, “intends,”  the negative of such terms, or other comparable terminology. Because such statements deal with future events, plans, projections, or future performance of the Company, they are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for the Company’s products; successful implementation of the Company’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 10-K and other reports filed by it with the SEC. Except as otherwise required by law, BluePhoenix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  This press release is also available at www.bphx.com. All names and trademarks are their owners’ property.